Filed pursuant to Rule 424(b)(3)

File No. 333-189008

Destra MULTI-ALTERNATIVE FUND

Class I Shares (MSFIX)	Class A Shares (MSFDX)	Class T Shares (MSFYX)	Class C Shares (MCFDX)

September 13, 2021

Supplement to the

Prospectus and Statement of Additional Information,

each dated June 23, 2021, as supplemented

Effective immediately and until further notice, Destra Multi-Alternative Fund is closed to new or additional investments.

Please retain this Supplement for future reference